UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 9, 2017
Adient plc
(Exact name of registrant as specified in its charter)

Ireland	001-37757	98-1328821
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

25-28 North Wall Quay, IFSC Dublin 1, Ireland
(Address of principal executive offices)

Registrant’s telephone number, including area code: 414-220-8900
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 9, 2017, the Compensation Committee of the Board of Directors of Adient plc (“Adient”) approved an amendment and restatement of the Adient US LLC Retirement Restoration Plan (the “Restoration Plan”), a nonqualified deferred compensation plan in which certain executives of Adient and its affiliates, including Adient’s named executive officers, are eligible to participate. The amendment and restatement included the addition of an annual retirement income contribution to be made by Adient or its affiliates on behalf of designated executives, including the named executive officers, equal to 12% of the executives’ respective base salaries and annual bonus compensation payments less the amount of any retirement income contributions (“RICs”) actually credited to the executives’ accounts under the RIC component of Adient’s tax-qualified retirement plan.
The foregoing description of the Restoration Plan as amended and restated does not purport to be complete and is qualified in its entirety by reference to the full text of the amended and restated Restoration Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit No.	Exhibit Description
10.1	Adient US LLC Retirement Restoration Plan, as amended and restated effective January 1, 2017

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adient plc
Date: January 13, 2017	By:	/s/ Cathleen A. Ebacher
	Name:	Cathleen A. Ebacher
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	Adient US LLC Retirement Restoration Plan, as amended and restated effective January 1, 2017